Exhibit 5.1
[Greenberg Traurig, LLP Letterhead]
March 24, 2009
Equity One, Inc.
1600 N.E. Miami Gardens Drive
North Miami Beach, Florida 33179
     Re:     Equity One, Inc. Registration Statement on Form S-3
Ladies and Gentlemen:
     We have acted as counsel for Equity One, Inc., a Maryland corporation (the “Company”), and certain of its subsidiaries (the “Guarantors”) in connection with the registration statement on Form S-3 (the “Registration Statement”) being filed by the Company and the Guarantors with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to (i) one or more series of debt securities (collectively, the “Debt Securities”); (ii) guarantees by certain of the Company’s subsidiaries of the Debt Securities (the “Guarantees”); (iii) warrants to purchase Debt Securities and Guarantees or any combination of those securities (the “Warrants”); and (iv) the Debt Securities and Guarantees that may be issued upon the exercise of the Warrants, whichever is applicable. The Debt Securities, Guarantees and Warrants are hereinafter referred to collectively as the “Securities.” The Securities may be issued and sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the “Prospectus”) and supplements to the prospectus (the “Prospectus Supplements”) and pursuant to Rule 415 under the Act.
     The Debt Securities and the Guarantees will be issued pursuant to the Indenture, dated as of September 9, 1998, as supplemented by eleven Supplemental Indentures thereto (and as further amended and supplemented from time to time, the “Indenture”) between the Company, the Guarantors named therein and U.S. Bank National Association, as trustee (the “Trustee”).
     The Warrants will be issued under one or more Warrant Agreements (each, a “Warrant Agreement”), each to be between the Company and a counterparty or counterparties identified therein (each, a “Counterparty”).
     In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following:

Equity One, Inc.
March 24, 2009

          1. the Registration Statement;
          2. the Charter of the Company, as amended and restated to the date hereof;
          3. the Bylaws of the Company, as amended and restated to the date hereof; and
          4. Such other documents and matters of law as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.
     In rendering the opinions set forth below, we have assumed genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of originals or such latter documents. We have also assumed that (a) at the time of execution, authentication, issuance and delivery of Debt Securities and the Guarantees, the Indenture will be the valid and legally binding obligation of the Trustee; and (b) at the time of execution, countersignature, issuance and delivery of any Warrants, the Warrant Agreement will be the valid and legally binding obligation of each Counterparty thereto.
     As to various questions of fact material to this opinion, we have relied, to the extent we deemed reasonably appropriate, upon representations or certificates of officers or directors of the Company, without independently verifying the accuracy of such documents, records and instruments.
     In connection with the issuance of Debt Securities and Guarantees, we have assumed further that (i) at the time of execution, authentication, issuance and delivery of the Debt Securities, the Guarantees and any further supplemental indentures to the Indenture, that such supplemental indenture will have been duly authorized, executed and delivered by the Company and the Guarantors, if applicable and (ii) execution, delivery and performance by the Company and the Guarantors, if applicable, of the Indenture, the Debt Securities and the Guarantees will not violate the laws of any jurisdiction (provided that as to the laws of the State of Georgia and the federal laws of the United States we make no such assumption).
     In connection with the issuance of Warrants, we have assumed further that (i) at the time of execution, countersignature, issuance and delivery of any Warrants, the related Warrant Agreement will have been duly authorized, executed and delivered by the Company and the Guarantors, if applicable and (ii) execution, delivery and performance by the Company and the Guarantors, if applicable, of such Warrant Agreement and such Warrants will not violate the laws of any jurisdiction (provided that as to the laws of the State of Georgia and the federal laws of the United States we make no such assumption).

Equity One, Inc.
March 24, 2009

     We have further assumed that (i) the Registration Statement and any amendments thereto will be effective under the Act, that no stop orders will have been issued by the Securities and Exchange Commission with respect to the Registration Statement and that the Registration Statement will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement; (ii) an appropriate Prospectus Supplement, free writing prospectus or term sheet relating to the Securities offered thereby has been prepared and filed with the Commission in compliance with the Act and complies with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement; (iii) all Securities will be issued and sold in compliance with the applicable provisions of the Act, the Trust Indenture Act of 1939, as applicable, and the securities or blue sky laws of various states and in the manner stated in the Registration Statement and the applicable Prospectus Supplement; and (iv) any purchase, underwriting or similar agreement relating to Securities being offered has been duly authorized, executed and delivered by the Company and the other parties thereto.
     Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:
          1. With respect to the Debt Securities and the Guarantees, assuming (i) the taking of all necessary corporate or equivalent action to approve the issuance and terms of the Debt Securities and the Guarantees, the terms of the offering thereof and related matters by the Board of Directors of the Company and the board of directors or other equivalent managing body of the applicable Guarantors and (ii) the due execution, authentication, issuance and delivery of such Debt Securities and the Guarantees, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement, as applicable, or Prospectus or Prospectus Supplement approved by the board of directors of the Company and the board of directors or other equivalent managing body of the applicable Guarantors otherwise in accordance with the provisions of the applicable Indenture and such agreement, such Debt Securities and Guarantees will constitute valid and legally binding obligations of the Company or the respective Guarantors, as the case may be, enforceable against the Company or the respective Guarantors, as the case may be, in accordance with their respective terms.
          2. With respect to the Warrants, assuming (i) the taking of all necessary corporate or equivalent action by the Board of Directors of the Company and the board of directors or other equivalent managing body of the applicable Guarantors to approve the execution and delivery of a Warrant Agreement and (ii) the due execution, countersignature, issuance and delivery of such Warrants, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement, as applicable, or Prospectus or Prospectus Supplement approved by the Board of Directors of the Company and the board of directors or other equivalent managing body of the applicable Guarantors and otherwise in accordance with the provisions of the applicable Warrant Agreement and such agreement, such Warrants will constitute valid and legally binding obligations of the Company and the Guarantors, if applicable, in accordance with their terms.

Equity One, Inc.
March 24, 2009

     The opinions set forth in paragraphs 1 and 2 above are subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws now or hereafter in effect relating to or affecting creditors’ rights generally, (ii) the effects of general equitable principles, whether enforcement is considered in a proceeding in equity or law, (iii) an implied covenant of good faith and fair dealing, (iv) the discretion of the court before which any proceeding for enforcement may be brought and (v) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to the public policy.
     We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.
     This opinion is being furnished to the Company solely for submission to the Commission as an exhibit to the Registration Statement and, accordingly, may not be relied upon by, quoted in any manner to, or delivered to any other person or entity without, in each instance, our prior written consent.
     We do not express any opinion herein concerning any law other than the laws of the State of Georgia and the federal laws of the United States.
     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act.

Very truly yours,
/s/ Greenberg Traurig, LLP
Greenberg Traurig, LLP